Exhibit 99.1
Universal Insurance Holdings Declares Cash Dividend of 16 Cents per Share

Fort Lauderdale, Fla., April 22, 2021 – Universal Insurance Holdings, Inc. (NYSE: UVE) announced today that its Board of Directors has declared a quarterly cash dividend of 16 cents per share of common stock, payable May 21, 2021, to shareholders of record as of the close of business on May 14, 2021.

About Universal Insurance Holdings, Inc.
Universal Insurance Holdings (UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Investor Relations Contact:
Rob Luther, 954-958-1200 ext. 6750
VP, Corporate Development, Strategy & IR
rluther@universalproperty.com

Media Relations Contact:
Andy Brimmer / Mahmoud Siddig, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher